Exhibit 4.2

Industry Canada	Industrie Canada

Certificate of Amendment	Certificate de Modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

FAIRFAX FINANCIAL HOLDINGS LIMITED		013005-2
Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐ a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☑ b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☐ c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐ d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

November 17, 1999 / le 17 novembre 1999
Director — Directeur		Date of Amendment — Date de modification

Industry Canada	Industrie Canada	FORM 4	FORMULE 4
		ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Canada Business	Loi canadienne sur	(SECTION 27 OR 177)	(ARTICLES 27 OU 177)
Corporations Act	les sociétés par actions

1 — Name of corporation — Dénomination de la société	2 — Corporation No. — N’ de la société

FAIRFAX FINANCIAL HOLDINGS LIMITED	0130052

3 — The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée o-oessus sont modifiés de la façon suivante:
(i)	to create the third series of Preferred Shares of the Corporation, which shall be designated as cumulative convertible redeemable Preferred Shares, Series A and which shall have attached thereto the rights, privileges, restrictions and conditions set forth in the attached Schedule A; and

(ii)	to create the fourth series of Preferred Shares of the Corporation, which shall be designated as cumulative convertible redeemable Preferred Shares, Series B and which shall have attached thereto the rights, privileges, restrictions and conditions set forth in the attached Schedule B.

Date November 17, 1999		Title — Titre Vice-President, Corporate Affairs
Signature

FOR DEPARTMENTAL USE ONLY — A LUSAGE DU MINISTERE SE Filed-Déposée
NOV 17 1999

SCHEDULE “A”
CONDITIONS ATTACHING TO THE SERIES A PREFERRED SHARES
          There is hereby, created and designated a series of Preferred Shares which shall be designated is fixed/floating cumulative redeemable Preferred Shares. Series A (the “Series A Preferred Shares”), shall consist until December 30, 1999, of an unlimited number of shares and on and after December 31, 1999, shall consist of the number of Series A Preferred Shares issued and outstanding at the close of business on December 30, 1999, and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:
     (1) Dividend
          (a) Definitions
          For the purposes hereof, the following terms shall have the following meanings, unless the context otherwise requires:
          (i) “accrued and unpaid dividends” means:
(A)	in respect of the Fixed Rate Period and the Floating Rate Unlisted Period, the aggregate of:
(I)	all unpaid dividends on the Series A Preferred Shares for any Dividend Period, and

(II)	the amount calculated as though dividends on each Series A Preferred share had been accruing on a day-to-day basis from and including the first day of the Quarter immediately following the Dividend Period with respect to which the last quarterly dividend will be or was, as the case may be, payable to but excluding the date to which the computation of accrued dividends is to be made; and

(B)	in respect of the Floating Rate Listed Period, the aggregate of
(I)	all unpaid dividends on the Series A Preferred Shares for any Dividend Period, and

(II)	the amount calculated as though dividends on each Series A Preferred Share had been accruing on a day-to-day basis from and including the first day of the Month immediately following the Dividend Period with respect to which the last monthly dividend will be or was, as the case may be, payable to but excluding the date to which the computation of accrued dividends is to be made;
provided that accrued and unpaid dividends in each case shall be calculated using the Annual Dividend Rate applicable to the Dividend Period with respect to which the last dividend will be or was, as the case may be, payable;
(ii)	“Adjustment Factor” for any Month means the percentage per annum, positive or negative, based on the Calculated Trading Price of the Series A Preferred Shares for the preceding Month, determined in accordance with the following table:

Adjustment
Factor
as a Percentage
If Calculated Trading Price for the preceding Month is	of Prime Shall Be

$25.50 or more than $255.50	-4.00%
Greater than or equal to $25.375 and less than $23.50	-3.00%
Greater than or equal to $25.25 and less than $25.375	-2.00%
Greater than or equal to $25.125 and less than $25.25	-1.00%
Greater than $24.875 and less than $25.125	nil
Greater than $24.75 and less than or equal to $24.875	1.00%
Greater than $24.625 and less than or equal to $24.75	2.00%
Greater than $24.50 and less than or equal to $24.625	3.00%
$24.50 or less than $24.50	4.00%
The maximum Adjustment Factor for any Month will be ±4.00%.

If in any Month there is no trade on the Exchange of Series A Preferred Shares of a board lot or more, the Adjustment Factor for the following Month shall be nil;

(iii)	“Annual Dividend Rate” means the Annual Fixed Dividend Rate, the Annual Floating Unlisted Dividend Rate or the Annual Floating Listed Dividend Rate, whichever is provided by this clause (1) to be applicable at the relevant time;

(iv)	“Annual Fixed Dividend Rate” means 6.50% per annum;

(v)	“Annual Floating Listed Dividend Rate” for any Month during the Floating Rate Listed Period means the rate of interest expressed as a percentage per annum (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) which is equal to the greater of; (i) Prime multiplied by the Designated Percentage for such Month and (ii) 5%;

(vi)	“Annual Floating Unlisted Dividend Rate” for any Quarter during the Floating Rate Unlisted Period means the rate of interest expressed as a percentage per annum (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) which is equal to the greater of: (i) Prime multiplied by one-hundred ten percent (110%) and (ii) 5%;

(vii)	“Banks” means any two of Bank of Montreal, The Bank of Nova Scotia, The Toronto-Dominion Bank and Canadian Imperial Bank of Commerce and any successor of any of them as may be designated from time to time by the Board of Directors by notice given to the transfer agent, if any, for the Series A Preferred Shares or otherwise to holders of the Series A Preferred Shares, such notice to take effect on, and to be given at least two (2) business days prior to, the commencement of a particular Dividend Period and, until such notice is first given, means Bank of Montreal and Canadian Imperial Bank of Commerce;

(viii)	“Board of Directors” means the board of directors of the Corporation;

(ix)	“business day” means a day other than a Saturday, a Sunday or statutory holiday in the jurisdiction in which the registered office of the Corporation is located;

(x)	“Calculated Trading Price” for any Month means:
(A)	the aggregate of the Daily Adjusted Trading Values for all Trading Days in such Month,

divided by

(B)	the aggregate of the Daily Trading Volumes for all Trading Days in such Month;
(xi)	“Daily Accrued Dividend Deduction” for any Trading Day means:
(A)	the product obtained by multiplying the dividend accrued on a Series A Preferred Share in respect of the Month in which the Trading Day falls by the number of days elapsed from but excluding the day prior to the Ex-Dividend Date immediately preceding such Trading Day to and including such Trading Day (or if such Trading Day is an Ex-Dividend Date, by one (1) day), divided by

(B)	the number of days from and including such Ex-Dividend Date to but excluding the following Ex-Dividend Date;
(xii)	“Dally Adjusted Trading Value” for any Trading Day means:
(A)	the aggregate dollar value of all transactions of Series A Preferred Shares on the Exchange (made on the basis of the normal settlement period in effect on the Exchange) occurring during such Trading Day,

less
(B)	the Daily Trading Volume for such Trading Day multiplied by the Daily Accrued Dividend Deduction for such Trading Day;
(xiii)	“Daily Trading Volume” for any Trading Day means the aggregate number of Series A Preferred Shares traded in all transactions (made on the basis of the normal settlement period in effect on the Exchange) occurring during such Trading Day on the Exchange;

(xiv)	“Deemed Record Date” means the last Trading Day of a Month with respect to which no dividend is declared by the Board of Directors;

(xv)	“Designated Percentage” for the first Month during the Floating Rate Listed Period means one-hundred ten percent (110%) and for each Month thereafter means the Adjustment Factor for such Month plus the Designated Percentage for the preceding Month, provided that the Designated Percentage for any Month shall in no event be less than sixty percent (60%) or more than one hundred fifty percent (150%);

(xvi)	“Dividend Payment Date” means, for dividends payable in respect of:
(A)	the Fixed Rate Period, the last day of each of February, May, August and November in each year;

(B)	the Floating Rate Unlisted Period, the 12th day of each of March, June, September and December in each year, commencing on the 12th day of March, 2005; and

(C)	the Floating Rate Listed Period, the 12th day of each Month, commencing after the first full calendar month following the commencement of the Floating Rate Listed Period;
and the first Dividend Payment Date shall be February 29, 2000;
(xvii)	“Dividend Period” means:
(A)	in respect of the Fixed Rate Period and the Floating Rate Unlisted Period, a Quarter; and

(B)	in respect of the Floating Rate Listed Period, a Month;
(xviii)	“Exchange” means The Toronto Stock Exchange or such other exchange or trading market in Canada as may be determined from time to time by the Corporation as being the principal trading market for the Series A Preferred Shares;

(xix)	“Ex-Dividend Date” means:
(A)	the Trading Day which, under the rules or normal practices of the Exchange, is designated or recognized as the ex-dividend date relative to any dividend record date for the Series A Preferred Shares; or

(B)	if the Board of Directors fails to declare a dividend in respect of a Month, the Trading Day which, under the rules or normal practices of the Exchange, would be recognized as the ex-dividend date relative to any Deemed Record Date for the Series A Preferred Shares;
(xx)	“Fixed Rate Period” means the period commencing with the date of issue of the Series A Preferred Shares and ending on and including November 30, 2004;

(xxi)	“Floating Rate Listed Period” means the period commencing on and including the later of:
(A)	December 1, 2004; and

(B)	the first day of the Quarter following the date, if any, on which the Series A Preferred Shares are unconditionally listed on the Exchange;
(xxii)	“Floating Rate Unlisted Period” means the period commencing immediately after the end of the Fixed Rate Period, if at such time the Series A Preferred Shares are not unconditionally listed on the Exchange, and continuing until and including the last day of the Quarter, if any, in which the Series A Preferred Shares are unconditionally listed on the Exchange;

(xxiii)	“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(xxiv)	“Month” means a calendar month;

(xxv)	“Prime” for a Month means the average (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) of the Prime Rate in effect on each day of such Month, and for a Quarter means the average (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) of the Prime Rate in effect on each day of such Quarter;

(xxvi)	“Prime Rate” for any day means the average (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) of the annual rates of interest published from time to time by, and commonly known as the “prime rate” of the Banks established as the reference rates then in effect for such day for determining interest rates for commercial loans in Canadian dollars made to borrowers in Canada. If one of the Banks does not have such an interest rate in effect on a day, the Prime Rate for such day shall be such interest rate in effect for that day of the other Bank, if both Banks do not have such an interest rate in effect on a day, the Prime Rate for that day shall be equal to one and one-half percent (1.5%) per annum plus the average yield expressed as a percentage per annum on ninety one (91)-day Government of Canada Treasury Bills, as reported by the Bank of Canada, for the bi-weekly tender for the period immediately preceding that day; and if both of such Banks do not have such an interest rate in effect on a day and the Bank of Canada does not report such average yield per annum, the Prime Rate for that day shall be equal to the Prime Rate for the next preceding day. The Prime Rate and Prime shall be determined from time to time by an officer of the Corporation from quotations supplied by the Banks or otherwise publicly available. Such determination shall, in the absence of manifest error, be final and binding upon the Corporation and upon all holders of Series A Preferred Shares;

(xxvii)	“Qualifying Listing Request” means a request to the Corporation to list the Series A Preferred Shares on the Exchange by holders holding together in the aggregate at least five hundred thousand (500,000) Series A Preferred Shares (“Requesting Holders”) who have committed to use all commercially reasonable efforts to sell to unrelated parties such number of Series A Preferred Shares to such number of holders so as to meet the then listing requirements of the Exchange for the Series A Preferred Shares, provided that such requests may not be made before May 19, 2000, and may not be made within six (6) months of the last Qualifying Listing Request by any holders of Series A Preferred Shares;

(xxviii)	“Quarter” means a three month period ending on the last day of each of February, May, August and November; and

(xxix)	“Trading Day” means, if the Exchange is a stock exchange in Canada, a day on which the Exchange is open for trading or, in any other case, a business day.
          (b) General
          The holders of the Series A Preferred Shares shall be entitled to receive cumulative, preferred cash dividends, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, at the rates and times herein provided. Dividends on the Series A Preferred Shares shall accrue on a daily basis and shall be payable quarterly on each Dividend Payment Date in respect of the Fixed Rate Period and the Floating Rate Unlisted Period and monthly on each Dividend Payment Date in respect of the Floating Rate Listed Period. Payment of any dividend on the Series A Preferred Shares (less any tax required to be deducted) shall be made by cheque at par in lawful money of Canada payable at any branch in Canada of the Corporation’s bankers from time to time or by any other reasonable means the Corporation deems desirable which allows for receipt of the dividends by holders no later than if paid by cheque. During the Fixed Rate Period, the record date for the purposes of determining holders of Series A Preferred Shares entitled to receive dividends on each Dividend Payment Date shall be ten business days prior to the Dividend Payment Date or such longer period as may be required by applicable law. During the Floating Rate Listed Period and the Floating Rate Unlisted Period, the record date for the purpose of determining holders of Series A Preferred Shares entitled to receive dividends on each Dividend Payment Date shall be the last Trading Day of the next preceding Month.
          Dividends declared on the Series A Preferred Shares shall (except in case of redemption in which case payment of dividends shall be made on surrender of the certificate representing the Series A Preferred Shares to be redeemed) be paid by (a) posting in a postage paid envelope addressed to each holder of the Series A Preferred Shares at the last address of such holder as it appears on the securities register of the Corporation or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation or, in the case of joint holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint holders, a cheque for such dividends (less any tax required to be deducted) payable to the order of such holder, or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary, or (b) by any other reasonable means the Corporation deems desirable which allows for receipt of the dividends by holders no later than if paid by cheque. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a holder of Series A Preferred Shares at his address as aforesaid. The posting or delivery of such cheque or the payment by such other means, shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted as aforesaid and remitted to the proper taxing authority) unless such cheque is not paid on due presentation or payment by such other means is not received. Dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six (6) years from the date of their payment shall be forfeited to the Corporation.
          (c) Fixed Rate Period
          In respect of the Fixed Rate Period, the dividends in respect of the Series A Preferred Shares shall be payable quarterly at the Annual Fixed Dividend Rate. Accordingly, on each Dividend Payment Date in respect of the Fixed Rate Period, other than February 29, 2000 but including November 30, 2004 the dividend payable shall be $0.40625 per Series A Preferred Share. The amount of the first quarterly dividend payable on each Series A Preferred Share on February 29, 2000 shall be $0.4597 per share.
          (d) Floating Rate Unlisted Period
          In respect of the Floating Rate Unlisted Period, the dividends in respect of the Series A Preferred Shares shall be payable quarterly at the Annual Floating Unlisted Dividend Rate as calculated from time to time. Accordingly, on each Dividend Payment Date in respect of the Floating Rate Unlisted Period, the dividend payable on each Series A Preferred Share shall be that amount (rounded to the nearest one-thousandth (1/1000) of one (1) cent) obtained by multiplying $25.00 by the Annual Floating Unlisted Dividend Rate applicable to the Quarter preceding such Dividend Payment Date and by dividing the product by four (4).
          (e) Floating Rate Listed Period
          In respect of the Floating Rate Listed Period, the dividends in respect of the Series A Preferred Shares shall be payable monthly at the Annual Floating Listed Dividend Rate as calculated from time to time. Accordingly, on each Dividend Payment Date in respect of the Floating Rate Listed Period, the dividend payable on each Series A Preferred Share shall be that amount (rounded to the nearest one-thousandth (1/1000) of one (1) cent) obtained by multiplying $25.00 by the Annual Floating Listed Dividend Rate applicable to the Month preceding such Dividend Payment Date and by dividing the product by twelve (12).
          (f) Calculation of Designated Percentage
          The Corporation shall as promptly as practicable calculate the Designated Percentage for each Month and give notice thereof to all stock exchanges in Canada on which the Series A Preferred Shares are listed for trading or, if the Series A Preferred Shares are not listed on a stock exchange in Canada, to the Investment Dealers Association of Canada.
     (2) Rights on Liquidation
          In the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of assets of the Corporation for the purpose of winding up its affairs, the holders of the Series A Preferred Shares shall be entitled to receive $25.00 per Series A Preferred Share together with accrued and unpaid dividends, before any amounts shall be paid or any assets of the Corporation distributed to the holders of the multiple voting shares of the Corporation (the “Multiple Voting Shares”) or the subordinate voting shares of the Corporation (the “Subordinate Voting Shares”) or any other class or series of shares of the Corporation ranking junior to the Series A Preferred Shares. Upon payment of such amounts, the holders of the Series A Preferred Shares shall not be entitled to share in any further distribution of the property or assets of the Corporation.

     (3) Redemption at the Option of the Corporation
          The Corporation may not redeem any of the Series A Preferred Shares prior to December 1, 2004. Subject to the foregoing and applicable law, upon giving notice as hereinafter provided, the Corporation may:
(a)	if the date of such redemption is during the Floating Rate Listed Period and after December 1, 2004, redeem at any time all, but not less than all, of the outstanding Series A Preferred Shares, on payment of $25.50 for each Series A Preferred Share to be redeemed; and

(b)	in all other circumstances, redeem all, but not less than all, of the outstanding Series A Preferred Shares on payment of $25.00 for each Series A Preferred Share to be redeemed;
in each case, together with accrued and unpaid dividends up to but excluding the date fixed for redemption, the whole constituting the redemption price.
          The Corporation shall give notice in writing not less than forty-five (45) days not more than sixty (60) days prior to the date on which the redemption is to take place to each person who at the date of giving such notice is the holder of Series A Preferred Shares to be redeemed of the intention of the Corporation to redeem such shares. Such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given by posting the same in a postage paid envelope addressed to each holder of Series A Preferred Shares to be redeemed at the last address of such holder as it appears on the securities register of the Corporation or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation, provided that the accidental failure or omission to give any such notice as aforesaid to one or more of such holders shall not affect the validity of the redemption of the Series A Preferred Shares to be redeemed.
          Such notice shall set out the number of such Series A Preferred Shares held by the person to whom it is addressed which are to be redeemed and the redemption price and shall also set out the date on which the redemption is to take place, and on and after the date so specified for redemption the Corporation shall pay or cause to be paid to the holders of such Series A Preferred Shares to be redeemed the redemption price on presentation and surrender at any place or places within Canada designated by such notice, of the certificate or certificates for such Series A Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers from time to time or by any other reasonable means the Corporation deems desirable which allows for receipt of the redemption price by holders no later than if paid by cheque.
          From and after the date specified in any such notice, the Series A Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be duly made by the Corporation.
          At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the redemption price of any or all Series A Preferred Shares called for redemption with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same, and upon such deposit or deposits being made, such shares shall be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the holders thereof shall be limited to receiving the proportion of the amounts so deposited applicable to such shares, without interest; any interest allowed on such deposit shall belong to the Corporation.
     (4) Conversion of Series A Preferred Shares
          (a) Conversion at the Option of the Holder
          Holders of Series A Preferred Shares shall have the right, on not less than fourteen (14) days’ notice to the Corporation, at their option on December 1, 2004 and on December 1 in every fifth year thereafter (a “Conversion Date”), to convert, subject to the terms and conditions hereof, all or any Series A Preferred Shares registered in their name into Series B Preferred Shares of the Corporation on the basis of one (1) Series B Preferred Share for each Series A Preferred Share. The Corporation shall give notice in writing to the then holders of the Series A Preferred Shares of the Selected Percentage Rate (as defined in clause (1) of the rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares) determined by the Board of Directors to be applicable for the next succeeding Fixed Dividend Rate Period (as defined in clause (1) of the rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares) and of the conversion right provided for herein; such notice shall be given by posting the same in a postage paid envelope addressed to each holder of the Series A Preferred Shares at the last address of such holder as it appears on the securities register of the Corporation or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation. Such notice shall set out the Conversion Date and shall be given not less than forty-five (45) days nor more than sixty (60) days prior to the applicable Conversion Date.
          If the Corporation gives notice as provided in clause (3) to the holders of the Series A Preferred Shares of the redemption of all the Series A Preferred Shares, the Corporation shall not be required to give notice as provided in this sub-clause (4)(a) to the holders of the Series A Preferred Shares of a Selected Percentage Rate (as defined in clause (1) of the rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares) for the Series B Preferred Shares or of the conversion right and the right of any holder of Series A Preferred Shares to convert such Series A Preferred Shares as herein provided shall cease and terminate in that event unless the Corporation does not redeem all the Series A Preferred Shares by the date set out in the notice of redemption.
          Holders of Series A Preferred Shares shall not be entitled to convert their shares into Series B Preferred Shares on a Conversion Date if, following the close of business on the fourteenth (14th) day preceding a Conversion Date, the Corporation determines that there would remain outstanding on the Conversion Date less than five hundred thousand (500,000) Series — B Preferred Shares, after taking into account all Series A Preferred Shares tendered for conversion into Series B Preferred Shares and all Series B Preferred Shares tendered for conversion into

Series A Preferred Shares. The Corporation shall give notice in writing thereof, in accordance with the provisions of this sub-clause (4)(a), to all affected holders of Series A Preferred Shares at least seven (7) days prior to the applicable Conversion Date and will issue and deliver, or cause to be delivered, prior to such Conversion Date, at the expense of the Corporation, to such holders of Series A Preferred Shares, who have surrendered for conversion any certificate or certificates representing Series A Preferred Shares, new certificates representing the Series A Preferred Shares represented by any certificate or certificates surrendered as aforesaid.
          (b) Automatic Conversion
          If, following the close of business on the fourteenth (14th) day preceding a Conversion Date, the Corporation determines that there would remain outstanding on the Conversion Date less than five hundred thousand (500,000) Series A Preferred Shares after taking into account all Series A Preferred Shares tendered for conversion into Series B Preferred Shares and all Series B Preferred Shares tendered for conversion into Series A Preferred Shares, then, all, but not less than all, of the remaining outstanding Series A Preferred Shares shall automatically be converted into Series B Preferred Shares on the basis of one (1) Series B Preferred Share for each Series A Preferred Share on the applicable Conversion Date and the Corporation shall give notice in writing thereof, in accordance with the provisions of sub-clause (4)(a), to the holders of such remaining Series A Preferred Shares at least seven (7) days prior to the Conversion Date.
          (c) Manner of Exercise of Conversion Privilege
          The conversion of Series A Preferred Shares may be effected by surrender of the certificate or certificates representing the same not later than the close of business on the fourteenth (14th) day preceding a Conversion Date during usual business hours at the office of the Corporation or any transfer agent designated by the Corporation at which the Series A Preferred Shares are transferable accompanied by: (i) payment or evidence of payment of the tax (if any) payable as provided in this sub-clause (4)(c); and (ii) a written instrument of surrender in form satisfactory to the Corporation duly executed by the holder, or his attorney duly authorized in writing, in which instrument such holder may also elect to convert part only of the Series A

Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation shall issue and deliver or cause to be delivered to such holder, at the expense of the Corporation, a new certificate representing the Series A Preferred Shares represented by such certificate or certificates which have not been converted.
          In the event the Corporation is required to convert all remaining outstanding Series A Preferred Shares into Series B Preferred Shares on the applicable Conversion Date as provided for in sub-clause (4)(b), the Series A Preferred Shares in respect of which the holders have not previously elected to convert shall be converted on the Conversion Date into Series B Preferred Shares and the holders thereof shall be deemed to be holders of Series B Preferred Shares at the close of business on the Conversion Date and shall be entitled, upon surrender during usual business hours at the office of the Corporation or any transfer agent designated by the Corporation at which the Series A Preferred Shares were transferable of the certificate or certificates representing Series A Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series B Preferred Shares in the manner and subject to the terms and provisions as provided in this sub-clause (4)(c).
          As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series A Preferred Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series B Preferred Shares and the number of remaining Series A Preferred Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the Conversion Date, so that the rights of the holder of such Series A Preferred Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Series B Preferred Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series B Preferred Shares at such time.
          The holder of any Series A Preferred Shares on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into a Series B Preferred Share after such record date and on or before the date of the payment of such dividend.

          The issuance of certificates for the Series B Preferred Shares upon the conversion of Series A Preferred Shares shall be made without charge to the converting holders of Series A Preferred Shares for any fee or tax in respect of the issuance of such certificates or the Series B Preferred Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Series B Preferred Shares are issued in respect of the issuance of such Series B Preferred Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name or names other than that of the holder of the Series A Preferred Shares converted, and the Corporation shall not be required to issue or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
          (d) Status of Converted Series A Preferred Shares
          All Series A Preferred Shares converted into Series B Preferred Shares on a Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Conversion Date.
     (5) Restrictions on Dividends and Retirement of Shares
          Without the approval of the holders of outstanding Series A Preferred Shares given as provided herein, the Corporation shall not:
(i)	declare, pay or set apart for payment any dividends (other than stock dividends payable in any shares of the Corporation ranking junior to the Series A Preferred Shares) on any shares of the Corporation ranking junior to the Series A Preferred Shares;

(ii)	call for redemption, redeem, purchase or otherwise retire for value or make any capital distribution on or in respect of any shares ranking junior to the Series A Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Series A Preferred Shares);
(iii)	purchase or otherwise retire for value less than all of the Series A Preferred Shares then outstanding; or

(iv)	call for redemption, redeem, purchase or otherwise retire for value (except in connection with the exercise of any purchase obligation, sinking fund, retraction privilege or any mandatory redemption obligation attaching thereto) any shares of any class or series ranking on a parity with the Series A Preferred Shares, provided that, for greater certainty, the restriction in this clause (iv) shall not limit or affect any such action in respect of any class of shares ranking in priority to the Series A Preferred Shares;
unless, in each such case, all cumulative dividends on outstanding Series A Preferred Shares accrued up to and including the dividend payable for the last completed Dividend Period shall have been declared and paid or set aside for payment.
          Any approval of the holders of Series A Preferred Shares required to be given pursuant to this clause (5) may be given by the affirmative vote of the holders of the majority of the Series A Preferred Shares present or represented at a meeting or adjourned meeting of the holders of Series A Preferred Shares duly called for that purpose and at which a quorum is present or an instrument in writing signed by all the holders of the Series A Preferred Shares.
     (6) Purchase for Cancellation
          Subject to applicable law, the Corporation may at any time or from time to time purchase for cancellation all or any part of the outstanding Series A preferred Shares in the open market (including, without limitation, purchase through or from an investment dealer or firm holding membership or trading privileges on a stock exchange on which the Series A Preferred Shares are listed for trading), or by invitation for tenders to all of the holders of record of Series A Preferred Shares then outstanding, or by private contract. In the case of purchase for cancellation by private contract, such purchase shall be made at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are then obtainable but if such shares are listed for trading, at a price not exceeding the highest price offered for a board lot of Series A Preferred Shares on any stock exchange on which such shares are listed for trading on the date of purchase, plus costs of purchase. If, in response to an invitation for tenders under the provisions of this clause (6), more Series A Preferred Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, then the Series A Preferred Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares arc tendered at different prices, the pro rating shall be effected with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices.
     (7) Voting
          Except as herein referred to or as required by law, the holders of Series A Preferred Shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.
     (8) Issue of Additional Preference Shares
          The Corporation may issue additional series of Preferred Shares ranking on a parity with the Series A Preferred Shares without the authorization of the holders of the Series A Preferred Shares.
     (9) Modifications
          The provisions attaching to the Series A Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be in accordance with clause (10).
          None of the series provisions of the articles of the Corporation relating to the Series A Preferred Shares shall be amended or otherwise changed unless, contemporaneously therewith, the series provisions, if any, relating to the Series B Preferred Shares are to the extent deemed necessary by the Corporation, amended or otherwise changed in the same proportion and in the same manner.
          In the event that no Series A Preferred Shares are issued and outstanding, the Corporation may not amend or otherwise change the rights, privileges, restrictions and conditions attaching to the Series A Preferred Shares unless such amendment or change is also approved by the holders of the Series B Preferred Shares then outstanding, such approval to be given in accordance with clause (10) of the rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares.
     (10) Approval of Holders of Series A Preferred Shares
          Except as otherwise provided herein, any approval of the holders of the outstanding Series A Preferred Shares with respect to any matters requiring the consent of the holders of the Series A Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the holders of outstanding Series A Preferred Shares or passed by the affirmative vote of at least 66 2/3% of the votes cast by the holders of Series A Preferred Shares who voted in respect of that resolution at a meeting of the holders of the Series A Preferred Shares duly called for that purpose and at which a quorum as required by the by-laws of the Corporation is present, subject to a minimum requirement that the quorum at the meeting (other than an adjourned meeting) be at least two persons entitled to vote thereat.
          The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of Series A Preferred Shares shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of holders of Series A Preferred Shares, each holder of Series A Preferred Shares entitled to vote thereat shall have one vote in respect of each Series A Preferred Share held.

     (11) Tax Election
          The Corporation shall elect, in the manner and within the time provided under the Income Tax Act (Canada), under subsection 191.2(1) of the said Act, or any Successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay tax at a rate such that no holder of the Series A Preferred Shares will be required to pay tax on dividends received on the Series A Preferred Shares under Section 187.2 of Part IV.1 of such Act or any successor or replacement provision of similar effect.
     (12) Mail Service Interruption
          If the Corporation determines that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required or elects to send any cheque or any share certificate to the holder of any Series A Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:
(a)	give such notice by telecopier or by means of publication once in each of two (2) successive weeks in a newspaper of general circulation published or distributed in Toronto and such notice shall be deemed to have been given on the date on which such telecopier was given or on the date on which the first publication has taken place; and

(b)	fulfill the requirement to send such cheque or such share certificate by arranging for delivery thereof to the principal office of the Corporation in Toronto or the Toronto office of any transfer agent designated by the Corporation, and such cheque and/or certificate Shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Corporation determines that mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofore obtained by such holder, shall be sent by ordinary unregistered first class prepaid mail to the registered address of each person who at the date of mailing is entitled to receive such cheque or share certificate, or in the event of the address of any such holder not appearing on the securities register of the Corporation, then at the last address of such holder known to the Corporation.
     (13) Notice of Annual Dividend Rate Applicable to the Series B Preferred Shares
          Within three (3) business days of the determination of the Annual Dividend Rate (as defined in clause (1) of the rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares) applicable to the Series B Preferred Shares of the Corporation, the Corporation shall give notice thereof to the holders of the Series A Preferred Shares (a) by publication once in a newspaper of general circulation published or distributed in Toronto provided that if such newspaper is not being generally circulated at that time, such notice shall be published in another equivalent publication and (b) by mail.
     (14) Listing of Series A Preferred Shares
          Upon receipt of a Qualifying Listing Request the Corporation shall use its commercially reasonable efforts, including, without limitation, the payment of normal listing fees, to obtain within one hundred and twenty (120) days thereafter a conditional listing for the Series A Preferred Shares on the Exchange and thereafter, should such listing be obtained, maintain a listing for so long as in the aggregate there are at least five hundred thousand (500,000) Series A Preferred Shares outstanding. For greater certainty, however, the Corporation shall not be in breach of its obligations hereunder if the Requesting Holders of such Qualifying Listing Request do not sell such number of Series A Preferred Shares to such number of holders so as to meet the then listing requirements of the Exchange. The Corporation shall pay all fees and costs incidental to obtaining and maintaining such listing, other than costs incurred by holders in connection with the sale of Series A Preferred Shares.
     (15) Business Days
          In the event that any date on which any dividend on the Series A Preferred Shares is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the holders of Series A Preferred Shares hereunder, is not a business day. then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a business day.

SCHEDULE “B”
CONDITIONS ATTACHING TO THE SERIES B PREFERRED SHARES
          There is hereby created and designated a series of Preferred Shares which shall be designated as cumulative redeemable Preferred Shares. Series B (the “Series B Preferred Shares”), shall consist until December 30, 1999, of an unlimited number of shares and on and after December 31, 1999, shall consist of the number of Series A Preferred Shares issued and outstanding at the close of business on December 30, 1999, and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:
(1) Dividend
     (a) Definitions
          For the purposes hereof, the following terms shall have the following meanings unless the context otherwise requires:
(i)	“accrued and unpaid dividends” means the aggregate of;
(A)	all unpaid dividends on the Series B Preferred Shares for any Dividend Period; and

(B)	the amount calculated as though dividends on each Series B Preferred Share had been accruing on a day-to-day basis from and including the first day of the Quarter immediately following the Dividend Period with respect to which the last quarterly dividend will be or was, as the case may be, payable to but excluding the date to which the computation of accrued dividends is to be made;
provided that accrued and unpaid dividends in each case shall be calculated using the Annual Dividend Rate applicable to the Dividend Period with respect to which the last dividend will be or was, as the case may be, payable;

(ii)	“Annual Dividend Rate” means for any Fixed Dividend Rate Period the rate of interest expressed as a percentage per annum (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) which is equal to the Government of Canada Yield multiplied by the Selected Percentage Rate for such Fixed Dividend Rate Period;

(iii)	“Board of Directors” means the board of directors of the Corporation;

(iv)	“business day” means a day other than a Saturday, a Sunday or statutory holiday in the jurisdiction in which the registered office of the Corporation is located;

(v)	“Dividend Payment Date” means the last day of each of February, May, August and November in each year;

(vi)	“Dividend Period” means a Quarter;

(vii)	“Exchange” means The Toronto Stock Exchange or such other exchange or trading market in Canada as may be determined from time to time by the Corporation as being the principal trading market for the Series B Preferred Shares;

(viii)	“Fixed Dividend Rate Period” means, for the initial Fixed Dividend Rate Period, the period commencing on December 1, 2004 and ending on and including November 30, 2009, and for each succeeding Fixed Dividend Rate Period, the period commencing on the day immediately following the end of the immediately preceding Fixed Dividend Rate Period and ending on and including the last day of November in the fourth year immediately thereafter;

(ix)	“Government of Canada Yield” on any date shall mean the average of the yields determined by two (2) registered Canadian investment dealers, selected by the Board of Directors, as being the yield to maturity on such date compounded semi-annually and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada Bond would carry if issued in Canadian dollars in Canada at one hundred percent (100%) of its principal amount on such date with a term to maturity of five (5) years;

(x)	“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(xi)	“Month” means a calendar month;

(xii)	“Qualifying Listing Request” means a request to the Corporation to list the Series B Preferred Shares on the Exchange by holders holding together in the aggregate at least five hundred thousand (500,000) Series B Preferred Shares (“Requesting Holders”) who have committed to use all commercially reasonable efforts to sell to unrelated parties such number of Series B Preferred Shares to such number of holders so as to meet the then listing requirements of the Exchange for the Series B Preferred Shares, provided that such requests may not be made within six (6) months of the last Qualifying Listing Request by any holders of Series B Preferred Shares;

(xiii)	“Quarter” means a three month period ending on the last day of each of February, May, August and November; and

(xiv)	“Selected Percentage Rate” for each Fixed Dividend Rate Period means the rate of interest, expressed as a percentage of the Government of Canada Yield, determined by the Board of Directors in their sole discretion, such rate of interest to be set forth in the notice to the holders of the Series B Preferred Shares given in accordance with the provisions of sub-clause (1)(c), which rate of interest shall be not less than one-hundred percent (100%) of the Government of Canada Yield.
(xv)	“Trading Day” means, if the Exchange is a stock exchange in Canada, a day on which the Exchange is open for trading or, in any other case, a business day.
          (b) General
          The holders of the Series B Preferred Shares shall be entitled to receive fixed, cumulative, preferred cash dividends, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, in the amount per Series B Preferred Share per annum determined by multiplying the Annual Dividend Rate by $25.00 (less any tax required to be deducted), payable quarterly on each Dividend Payment Date by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers from time to time or by any other reasonable means the Corporation deems desirable which allows for receipt of the dividends by holders no later than if paid by cheque. The record date for the purpose of determining holders of Series B Preferred Shares entitled to receive dividends on each Dividend Payment Date shall be ten business days prior to the Dividend Payment Date or such longer period as may be required by applicable law.
          Dividends declared on the Series B Preferred Shares shall (except in case of redemption in which case payment of dividends shall be made on surrender of the certificate representing the Series B Preferred Shares to be redeemed) be paid by (a) posting in a postage paid envelope addressed to each holder of the Series B Preferred Shares at the last address of such holder as it appears on the securities register of the Corporation or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation, or, in the case of joint holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint holders, a cheque for such dividends (less any tax required to be deducted) payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary, or (b) by any other reasonable means the Corporation deems desirable which allows for receipt of the dividends by holders no later than if paid by cheque. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a holder of Series B Preferred Shares at his address as aforesaid. The posting or delivery of such cheque or the payment by such other means shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted as aforesaid and remitted to the proper taxing authority) unless such cheque is not paid on due presentation or payment by such other means is not received. Dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six (6) years from the date of their payment shall be forfeited to the Corporation.
          (c) Calculation of Annual Dividend Rate
          The Corporation shall calculate on the twenty first (21st) day prior to the first day of each Fixed Dividend Rate Period the Annual Dividend Rate for each Fixed Dividend Rate Period based upon the Selected Percentage Rate and the Government of Canada Yield in effect at 10:00 A.M. (Toronto time) on the said twenty first (21st) day prior to the first day of each Fixed Dividend Rate Period and give notice thereof:
(i)	within one (1) business day to all stock exchanges in Canada on which the Series B Preferred Shares are listed for trading, or if the Series B Preferred Shares are not listed on a stock exchange in Canada, to the Investment Dealers Association of Canada; and

(ii)	within three (3) business days to, except in relation to the initial Fixed Dividend Rate Period, the holders of the Series B Preferred Shares (a) by publication once in a newspaper of general circulation published or distributed in Toronto provided that if such newspaper is not being generally circulated at that time, such notice shall be published in another equivalent publication and (b) by mail.

(2) Rights on Liquidation
          In the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of assets of the Corporation for the purpose of winding up its affairs, the holders of the Series B Preferred Shares shall be entitled to receive $25.00 per Series B Preferred Share together with accrued and unpaid dividends, before any amounts shall be paid or any assets of the Corporation distributed to the holders of the multiple voting shares of the Corporation (the “Multiple Voting Shares”) or the subordinate voting shares of the Corporation (the “Subordinate Voting Shares”) or any other class or series of shares of the Corporation ranking junior to the Series B Preferred Shares. Upon payment of such amounts, the holders of the Series B Preferred Shares shall not be entitled to share in any further distribution of the property or assets of the Corporation.
(3) Redemption at the Option of the Corporation
          The Corporation may not redeem any of the Series B Preferred Shares prior to December 1, 2009. Subject to applicable law, upon giving notice as hereinafter provided, the Corporation may, on December 1, 2009 and on December 1 in every fifth year thereafter, redeem at any time all, but not less than all, the outstanding Series B Preferred Shares on payment of $25.00 for each such share to be redeemed together with accrued and unpaid dividends up to but excluding the date fixed for redemption, the whole constituting the redemption price.
          The Corporation shall give notice in writing not less than forty-five (45) days nor more than sixty (60) days prior to the date on which the redemption is to take place to each person who at the date of giving such notice is the holder of Series B Preferred Shares to be redeemed of the intention of the Corporation to redeem such shares. Such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given by posting the same in a postage paid envelope addressed to each holder of Series B Preferred Shares to be redeemed at the last address of such holder as it appears on the securities register of the Corporation or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation, provided that the accidental failure or omission to give any such notice as aforesaid to one or more of such holders shall not affect the validity of the redemption of the Series B Preferred Shares to be redeemed.

          Such notice shall set out the number of such Series B Preferred Shares held by the person to whom it is addressed which are to be redeemed and the redemption price and shall also set out the date on which the redemption is to take place, and on and after the date so specified for redemption the Corporation shall pay or cause to be paid to the holders of such Series B Preferred Shares to be redeemed the redemption price on presentation and surrender at any place or places within Canada designated by such notice, of the certificate or certificates for such Series B Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers from time to time or by any other reasonable means the Corporation deems desirable which allows for receipt of the redemption price by holders no later than if paid by cheque.
          From and after the date specified in any such notice, the Series B Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be duly made by the Corporation.
          At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the redemption price of any or all Series B Preferred Shares called for redemption with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same, and upon such deposit or deposits being made, such shares shall be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the holders thereof shall be limited to receiving the proportion of the amounts so deposited applicable to such shares, without interest; any interest allowed on such deposit shall belong to the Corporation.

(4) Conversion of Series B Preferred Shares
     (a) Conversion at the Option of the Holder
          Holders of Series B Preferred Shares shall have the right, on not less than fourteen (14) days’ notice to the Corporation, at their option on December 1, 2009 and on December 1 in every fifth year thereafter (a “Conversion Date”), to convert, subject to the terms and conditions hereof, all or any Series B Preferred Shares registered in their name into Series A Preferred Shares of the Corporation on the basis of one (1) Series A Preferred Share for each Series B Preferred Share. The Corporation shall give notice in writing to the then holders of the Series B Preferred Shares of the Selected Percentage Rate determined by the Board of Directors to be applicable for the next succeeding Fixed Dividend Rate Period and of the conversion right provided for herein; such notice shall be given by posting the same in a postage paid envelope addressed to each holder of the Series B Preferred Shares at the last address of such holder as it appears on the securities register of the Corporation or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation. Such notice shall set out the Conversion Date and shall be given not less than forty-five (45) days nor more than sixty (60) days prior to the applicable Conversion Date.
          If the Corporation gives notice as provided in clause (3) to the holders of the Series B Preferred Shares of the redemption of all the Series B Preferred Shares, the Corporation shall not be required to give notice as provided in this sub-clause (4)(a) to the holders of the Series B Preferred Shares of a Selected Percentage Rate or of the conversion right and the right of any holder of Series B Preferred Shares to convert such Series B Preferred Shares as herein provided shall cease and terminate in that event unless the Corporation does not redeem all the Series B Preferred Shares by the date set out in the notice of redemption.
          Holders of Series B Preferred Shares shall not be entitled to convert their shares into Series A Preferred Shares on a Conversion Date if, following the close of business on the fourteenth (14th) day preceding a Conversion Date, the Corporation determines that there would remain outstanding on the Conversion Date less than five hundred thousand (500,000) Series A Preferred Shares after taking into account all Series B Preferred Shares tendered for conversion into Series A Preferred Shares and all Series A Preferred Shares tendered for conversion into

Series B Preferred Shares. The Corporation shall give notice in writing thereof, in accordance with the provisions of this sub-clause (4)(a), to all affected holders of Series B Preferred Shares at least seven (7) days prior to the applicable Conversion Date and will issue and deliver, or cause to be delivered, prior to such Conversion Date, at the expense of the Corporation, to such holders of Series B Preferred Shares, who have surrendered for conversion any certificate or certificates representing Series B Preferred Shares, new certificates representing the Series B Preferred Shares represented by any certificate or certificates surrendered as aforesaid.
     (b) Automatic Conversion
          If, following the close of business on the fourteenth (14th) day preceding a Conversion Date, the Corporation determines that there would remain outstanding on the Conversion Date less than five hundred thousand (500,000) Series B Preferred Shares after taking into account all Series B Preferred Shares tendered for conversion into Series A Preferred Shares and all Series A Preferred Shares tendered for conversion into Series B Preferred Shares, then, all, but not less than all, of the remaining outstanding Series B Preferred Shares shall automatically be converted into Series A Preferred Shares on the basis of one (1) Series A Preferred Share for each Series B Preferred Share on the applicable Conversion Date and the Corporation shall give notice in writing thereof, in accordance with the provisions of sub-clause (4)(a), to the holders of such remaining Series B Preferred Shares at least seven (7) days prior to the Conversion Date.
     (c) Manner of Exercise of Conversion Privilege
          The conversion of Series B Preferred Shares may be effected by surrender of the certificate or certificates representing the same but not later than the close of business on the fourteenth (14th) day preceding a Conversion Date during usual business hours at the office of the Corporation or any transfer agent designated by the Corporation at which the Series B Preferred Shares are transferable accompanied by: (i) payment or evidence of payment of the tax (if any) payable as provided in this sub-clause (4)(c); and (ii) a written instrument of surrender in form satisfactory to the Corporation. duly executed by the holder, or his attorney duly authorized in writing, in which instrument such holder may also elect to convert part only of the Series B Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation shall issue and deliver or cause to be delivered to such holder, at the expense of the Corporation, a new certificate representing the Series B Preferred Shares represented by such certificate or certificates which have not been converted.
          In the event the Corporation is required to convert all remaining outstanding Series B Preferred Shares into Series A Preferred Shares on the applicable Conversion Date as provided for in sub-clause (4)(b), the Series B Preferred Shares in respect of which the holders have not previously elected to convert shall be converted on the Conversion Date into Series A Preferred Shares and the holders thereof shall be deemed to be holders of Series A Preferred Shares at the close of business on the Conversion Date and shall be entitled, upon surrender during usual business hours at the office of the Corporation or any transfer agent designated by the Corporation at which the Series B Preferred Shares were transferable of the certificate or certificates representing Series B Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series A Preferred Shares in the manner and subject to the terms and provisions as provided in this sub-clause (4)(c).
          As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series B Preferred Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series A Preferred Shares and the number of remaining Series B Preferred Shares. if any, to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the Conversion Date, so that the rights of the holder of such Series B Preferred Shares as the bolder thereof shall cease at such time and the person or persons entitled to receive Series A Preferred Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series A Preferred Shares at such time.
          The holder of any Series B Preferred Shares on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into a Series A Preferred Share after such record date and on or before the date of the payment of such dividend.

          The issuance of certificates for the Series A Preferred Shares upon the conversion of Series B Preferred Shares shall be made without charge to the converting holders of Series B Preferred Shares for any fee or tax in respect of the issuance of such certificates or the Series A Preferred Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Series A Preferred Shares are issued in respect of the issuance of such Series A Preferred Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name or names other than that of the holder of the Series B Preferred Shares converted, and the Corporation shall not be required to issue or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
     (d) Status of Converted Series B Preferred Shares
          All Series B Preferred Shares converted into Series A Preferred Shares on a Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Conversion Date.
(5) Restrictions on Dividends and Retirement of Shares
          Without the approval of the holders of outstanding Series B Preferred Shares given as provided herein, the Corporation shall not:
(i)	declare, pay or set apart for payment any dividends (other than stock dividends payable in any shares of the Corporation ranking junior to the Series B Preferred Shares) on any shares of the Corporation ranking junior to the Series B Preferred Shares:

(ii)	call for redemption, redeem, purchase or otherwise retire for value or make any capital distribution on or in respect of any shares ranking Junior to the Series B Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Series B Preferred Shares):

(iii)	purchase or otherwise retire for value less than all of the Series B Preferred Shares then outstanding; or

(iv)	call for redemption, redeem, purchase or otherwise retire for value (except in connection with the exercise of any purchase obligation, sinking fund, retraction privilege or any mandatory redemption obligation attaching thereto) any shares of any class or series ranking on a parity with the Series B Preferred Shares, provided that, for greater certainty, the restriction in this clause (iv) shall not limit or affect any such action in respect of any class of shares ranking in priority to the Series B Preferred Shares;
unless, in each such case, all cumulative dividends on outstanding Series B Preferred Shares accrued up to and including the dividend payable for the last completed Dividend Period shall have been declared and paid or set aside for payment.
          Any approval of holders of the Series B Preferred Shares required to be given pursuant to this clause (5) may be given by the affirmative vote of the majority of the Series B Preferred Shares present or represented at a meeting or adjourned meeting of the holders of Series B Preferred Shares duly called for that purpose and at which a quorum is present or an instrument in writing signed by all of the holders of the Series B Preferred Shares.
(6) Purchase for Cancellation
          Subject to applicable law, the Corporation may at any time or from time to time purchase for cancellation all or any part of the outstanding Series B Preferred Shares in the open market (including, without limitation, purchase through or from an investment dealer or firm holding membership or trading privileges on a stock exchange on which the Series B Preferred Shares are listed for trading), or by invitation for tenders to all of the holders of record of Series B Preferred Shares then outstanding, or by private contract. In the case of purchase for cancellation by private contract, such purchase shall be made at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are then obtainable but if such shares are listed for trading at a price not exceeding the highest price offered for a board lot of Series B Preferred Shares on any stock exchange on which such shares are listed for trading on the date of purchase, plus costs of purchase. If, in response to an invitation for tenders under the provisions of this clause (6), more Series B Preferred Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, then the Series B Preferred Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices.
(7) Voting
          Except as herein referred to or as required by law, the holders of the Series B Preferred Shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.
(8) Issue or Additional Preference Shares
          The Corporation may issue additional series of Preferred Shares ranking on a parity with the Series B Preferred Shares without the authorization of the holders of the Series B Preferred Shares.
(9) Modifications
          The provisions attaching to the Series B Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be in accordance with clause (10).
          None of the series provisions of the articles of the Corporation relating to the Series B Preferred Shares shall be amended or otherwise changed unless, contemporaneously therewith, the series provisions, if any, relating to the Series A Preferred Shares are, to the extent deemed necessary by the Corporation, amended or otherwise changed in the same proportion and in the same manner.
          In the event that no Series B Preferred Shares are issued and outstanding, the Corporation may not amend or otherwise change the rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares unless such amendment or change is also approved by the holders of the Series A Preferred Shares then outstanding, such approval to be given in accordance with clause (10) of the rights, privileges, restrictions and conditions attaching to the Series A Preferred Shares.
(10) Approval of Holders of Series B Preferred Shares
          Except as otherwise provided herein, any approval of the holders of the outstanding Series B Preferred Shares with respect to any matters requiring the consent of the holders of the Series B Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the holders of outstanding Series B Preferred Shares or passed by the affirmative vote of at least 66 2/3% of the votes cast by the holders of Series B Preferred Shares who voted in respect of that resolution at a meeting of the holders of the Series B Preferred Shares duly called for that purpose and at which a quorum as required by the by-laws of the Corporation is present, subject to a minimum requirement that the quorum at the meeting (other than an adjourned meeting) be at least two persons entitled to vote thereat.
          The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of Series B Preferred Shares shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of holders of Series B Preferred Shares, each holder of Series B Preferred Shares entitled to vote thereat shall have one vote in respect of each Series B Preferred Share held.
(11) Tax Election
          The Corporation shall elect, in the manner and within the time provided under the Income Tax Act (Canada), under subsection 191.2(1) of the said Act, or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay tax at a rate such that no holder of the Series B Preferred Shares will be required to pay tax on dividends received on the Series B Preferred Shares under Section 187.2 of Part IV.1 of such Act or any successor or replacement provision of similar effect.

(12) Mail Service Interruption
          If the Corporation determines that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required or elects to send any cheque or any share certificate to the holder of any Series B Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:
(a)	give such notice by telecopier or by means of publication once in each of two (2) successive weeks in a newspaper of general circulation published or distributed in Toronto and such notice shall be deemed to have been given on the date on which telecopier was given or on the date on which the first publication has taken place; and

(b)	fulfill the requirement to send such cheque or such share certificate by arranging for delivery thereof to the principal office of the Corporation in Toronto or the Toronto office of any transfer agent designated by the Corporation, and such cheque and/or certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Corporation determines that mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofore obtained by such holder, shall be sent by ordinary unregistered first class prepaid mail to the registered address of each person who at the date of mailing is entitled to receive such cheque or share certificate, or in the event of the address of any such holder not appearing on the securities register of the Corporation, then at the last address of such holder known to the Corporation.
(13) Listing of Series B Preferred Shares
          Upon receipt of a Qualifying Listing Request, the Corporation shall use its commercially reasonable efforts, including, without limitation, the payment of normal listing fees, to obtain within one hundred and twenty (120) days thereafter a conditional listing for the Series B Preferred Shares on the Exchange and thereafter, should such listing be obtained, maintain a listing for so long as in the aggregate there are at least five hundred thousand

(500,000) Series B Preferred Shares outstanding. For greater certainty, however, the Corporation shall not be in breach of its obligations hereunder if the Requesting Holders of such Qualifying Listing Request do not sell such number of Series B Preferred Shares to such number of holders so as to meet the then listing requirements of the Exchange. The Corporation shall pay all fees and costs incidental to obtaining and maintaining such listing, other than costs incurred by holders in connection with the sale of Series B Preferred Shares.
(14) Business Days
     In the event that any date on which any dividend on the Series B Preferred Shares is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the holders of Series B Preferred Shares hereunder, is not a business day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a business day.

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

FAIRFAX FINANCIAL HOLDINGS LIMITED
Name of corporation-Dénomination de la société
I hereby certify that the articles of the above-named corporation were amended:
a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;
c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;
d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;

Richard G. Shaw
Director — Directeur
013005-2
Corporation number — Numero de la société
Je certifie que les statuts de la société susmentionnée ont été modifiés:
☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

☐	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

☑	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

☐	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;
     September 29, 2009/ le 29 septembre 2009
Date of Amendment — Date de modification

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type — Mode de traitement:	E-Commerce/Commerce- É
1.	Name of Corporation — Dénomination de la société
FAIRFAX FINANCIAL HOLDINGS LIMITED
2.	Corporation No.— N° de la société
          013005-2
3.	The articles of the above-named corporation are amended as follows:

Les statuts de la société mentionnée ci-dessus sont modifies de la façon suivante:
1. to create a new series of Preferred Shares, to be designated Cumulative 5-Year Rate Reset Preferred Shares, Series C, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A.
2. to create a new series of Preferred Shares, to be designated Cumulative Floating Rate Preferred Shares, Series D, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A.
     Schedule A
Fairfax Financial Holdings Limited (the “Corporation”)
Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative 5-Year Rate Reset Preferred Shares, Series C
     The fifth series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative 5-Year Rate Reset Preferred Shares, Series C (the “Series C Preferred Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:
1. Consideration for Issue
     The consideration for the issue of each Series C Preferred Share shall be $25.00 or its equivalent in property or past services.
2. Dividends
     2.1 Cumulative Preferential Dividends
          The holders of the Series C Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series C Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series C Dividends shall accrue on a daily basis.
     (a) During the Initial Fixed Rate Period, the Series C Dividends will be payable quarterly on the last Business Day of March, June, September and December of each year (each, a “Dividend Payment Date”) at the Initial Fixed Dividend Rate. The first Series C Dividend will be payable, if declared, on December 31, 2009 and shall be an amount in cash equal to $0.34362 per Series C Preferred Share. On each Dividend Payment Date during the Initial Fixed Rate Period (other than December 31, 2009), the Series C Dividend will be equal to $0.359375 per share.

     (b) During each Subsequent Fixed Rate Period, Series C Dividends payable on the Series C Preferred Shares will be in an annual amount per share determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Subsequent Fixed Rate Period.
     (c) In respect of each Subsequent Fixed Rate Period, the Corporation will calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and will, on the Fixed Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Annual Fixed Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series C Preferred Shares.
     (d) If on any Dividend Payment Date, the Series C Dividends accrued to such date are not paid in full on all of the Series C Preferred Shares then outstanding, such Series C Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series C Dividends.
     (e) The Holders shall not be entitled to any dividends other than or in excess of the Series C Dividends.
Series C Dividends shall (except in case of redemption or conversion in which case payment of Series C Dividends shall be made on surrender of the certificate representing the Series C Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series C Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series C Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.
     2.2 Dividend for Other than a Full Dividend Period
          The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series C Dividends for any period which is less than a full Dividend Period as follows. In respect of any period other than the initial Dividend Period that is less than a full Dividend Period, a dividend in an amount per Series C Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Annual Fixed Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is 365.
3. Rights on Liquidation
     In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series C Preferred Share, together with all Series C Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series C Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

4. Redemption at the Option of the Corporation
     The Corporation may not redeem any of the Series C Preferred Shares prior to December 31, 2014. On December 31, 2014 and on December 31 every five years thereafter (each, a “Series C Conversion Date”), the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, without the consent of the Holders redeem all, or any part, of the then outstanding Series C Preferred Shares by the payment of an amount in cash for each Series C Preferred Share so redeemed equal to $25.00 per Series C Preferred Share, together with the Series C Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”).
     If less than all of the then outstanding Series C Preferred Shares are at any time to be redeemed, then the particular Series C Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series C Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine.
     The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series C Conversion Date of its intention to redeem such Series C Preferred Shares to each person who at the date of giving such notice is the Holder of Series C Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series C Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series C Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series C Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series C Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series C Preferred Shares called for redemption shall cease to be entitled to Series C Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefore, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series C Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

5. Conversion of Series C Preferred Shares
     5.1 Conversion at the Option of the Holder
     (a) Holders of Series C Preferred Shares will have the right, at their option, on each Series C Conversion Date, to convert, subject to the applicable law, and the terms and provisions hereof, all or any part of the then outstanding Series C Preferred Shares registered in their name into Series D Preferred Shares on the basis of one (1) Series D Preferred Share for each Series C Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series C Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series C Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series C Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series D Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series C Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation.
     (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series C Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series C Preferred Shares to convert such Series C Preferred Shares as herein provided will cease and terminate in that event.
     (c) Holders of Series C Preferred Shares shall not be entitled to convert their shares into Series D Preferred Shares on a Series C Conversion Date if the Corporation determines that there would remain outstanding on the Series C Conversion Date less than 1,000,000 Series D Preferred Shares after taking into account all Series C Preferred Shares tendered for conversion into Series D Preferred Shares and all Series D Preferred Shares tendered for conversion into Series C Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series C Preferred Shares at least seven (7) days prior to the applicable Series C Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series C Conversion Date, at the expense of the Corporation, to such Holders of Series C Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series C Preferred Shares, new certificates representing the Series C Preferred Shares represented by any certificate or certificates surrendered as aforesaid.
     5.2 Automatic Conversion
          If the Corporation determines that there would remain outstanding on a Series C Conversion Date less than 1,000,000 Series C Preferred Shares after taking into account all Series C Preferred Shares tendered for conversion into Series D Preferred Shares and all Series D Preferred Shares tendered for conversion into Series C Preferred Shares, then, all but not part, of the remaining outstanding Series C Preferred Shares will automatically be converted into Series D Preferred Shares on the basis of one (1) Series D Preferred Shares for each Series C Preferred Share on the applicable Series C Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series C Preferred Shares at least seven (7) days prior to the Series C Conversion Date.
     5.3 Manner of Conversion
     (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series C Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series C Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series C Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series C Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series C Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation.
     (b) If the Corporation does not receive an Election Notice from a Holder of Series C Preferred Shares during the notice period therefore, then the Series C Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2).

     (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series C Preferred Shares into Series D Preferred Shares on the applicable Series C Conversion Date as provided for in Section 5.2, the Series C Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series C Conversion Date into Series D Preferred Shares and the Holders thereof will be deemed to be holders of Series D Preferred Shares at 5:00 p.m. (Toronto time) on the Series C Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series C Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series D Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3.
     (d) Subject to the provisions of Section 14, as promptly as practicable after the Series C Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series C Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series D Preferred Shares and the number of remaining Series C Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series C Conversion Date, so that the rights of the Holder of such Series C Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series D Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series D Preferred Shares at such time.
     (e) The Holder of any Series C Preferred Share on the record date for any Series C Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series D Preferred Shares after such record date and on or before the date of the payment of such dividend.
     (f) Subject to the provisions of Section 14, the issuance of certificates for the Series D Preferred Shares upon the conversion of Series C Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series D Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series D Preferred Shares are issued in respect of the issuance of such Series D Preferred Shares or the certificate therefore or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series D Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid.
     5.4 Status of Converted Series C Preferred Shares
     All Series C Preferred Shares converted into Series D Preferred Shares on a Series C Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series C Conversion Date and available for issuance on the conversion of the Series D Preferred Shares.
     5.5 Right Not to Deliver Series C Preferred Shares
     On the exercise of the Conversion Privilege by a Holder of Series C Preferred Shares, the Corporation reserves the right not to deliver Series D Preferred Shares to any Ineligible Person.
6. Restrictions on Dividends and Retirement and Issue of Shares
     So long as any of the Series C Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:
     (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series C Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series C Preferred Shares;
     (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series C Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series C Preferred Shares;
     (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series C Preferred Shares then outstanding; or
     (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series C Preferred Shares;
unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Dividend Period and on all other shares of the Corporation ranking prior to or on a parity with the Series C Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment.
7. Purchase for Cancellation
     Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series C Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.
8. Voting Rights
     The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series C Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend, meetings of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series C Preferred Share held. No other voting rights shall attach to the Series C Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series C Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time).
     Except in respect of the issuance of Series C Preferred Shares as a result of the conversion of the Series D Preferred Shares in accordance with their terms or the issuance of Series D Preferred Shares as a result of the conversion of the Series C Preferred Shares in accordance with their terms, so long as any Series C Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series C Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series C Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series C Preferred Shares if all dividends (whether or not declared) then payable on the Series C Preferred Shares shall have been paid or set apart for payment.
9. Modifications
     The provisions attaching to the Series C Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10.
10. Approval of Holders of Series C Preferred Shares
     10.1 Approval
     Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series C Preferred Shares or passed by the affirmative vote of at least 66 ⅔% of the votes cast by the Holders of Series C Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series C Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series C Preferred Shares are not present or represented by proxy within one half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series C Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series C Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series C Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series C Preferred Share held.
     10.2 Formalities, etc.
     The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series C Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series C Preferred Share held.
11. Tax Election
     The Corporation shall elect, in the manner and within the time provided under section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series C Preferred Shares will be required to pay tax under section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series C Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the Tax Act.
12. Notices
     (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series C Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:
          (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and
          (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate.
     (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.
     (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series C Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address.
13. Interpretation
     13.1 Definitions
     For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:
     “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 3.15%.
     “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields.
     “Board of Directors” means the board of directors of the Corporation.
     “Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.
     “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario.
     “Conversion Privilege” has the meaning attributed to it in Section 5.1(a).
     “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation.
     “Dividend Payment Date” has the meaning attributed to it in Section 2.1(a).
     “Dividend Period” means the period from and including the Issue Date up to and including December 31, 2009 and, thereafter, the period from and including the date immediately following a Dividend Payment Date up to and including the next succeeding Dividend Payment Date.
     “Election Notice” has the meaning attributed to it in Section 5.3(a).
     “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.
     “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 3.15% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365).
     “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

     “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.
     “Holder” has the meaning attributed to it in Section 2.1.
     “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series C Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series C Preferred Shares or Series D Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction.
     “Initial Fixed Dividend Rate” means 5.75% per annum.
     “Initial Fixed Rate Period” means the period commencing on the Issue Date and ending on and including December 31, 2014.
     “Issue Date” means the date on which Series C Preferred Shares are first issued.
     “Quarterly Commencement Date” means the 1st day of each of March, June, September and December in each year.
     “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on December 31, 2014 and ending on and including March 31, 2015, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date.
     “Redemption Price” has the meaning attributed to it in Section 4.
     “Series C Conversion Date” has the meaning attributed to it in Section 4.
     “Series C Dividends” has the meaning attributed to it in Section 2.1.
     “Series C Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series C Preferred Shares Provisions.
     “Series D Preferred Shares” means the Cumulative Floating Rate Preferred Shares, Series D of the Corporation.
     “Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on January 1, 2015 and ending on and including December 31, 2019 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including December 31st in the fifth year thereafter.
     “Tax Act” means the Income Tax Act (Canada).
     “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.
     “Transfer Agent” means CIBC Mellon Trust Corporation, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series C Preferred Shares.

     13.2 Interpretation of terms
     In the provisions herein contained attaching to the Series C Preferred Shares:
     (a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series C Dividends (whether or not declared) for any completed Dividend Period; and (ii) a cash amount calculated as though Series C Dividends had been accruing on a day to day basis from and including the date on which the last quarterly dividend was payable up to and including the date to which the computation of accrued dividends is to be made;
     (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;
     (c) in the event that any date on which any Series C Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day;
     (d) in the event of the non-receipt of a cheque by a Holder of Series C Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;
     (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series C Preferred Shares under these Series C Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment;
     (f) reference to any statute is to that statute as in force from time to ·time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;
     (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and
     (h) all references herein to a Holder of Series C Preferred Shares shall be interpreted as referring to a registered Holder of the Series C Preferred Shares.
14. Book-Entry Only System
     14.1 Transfers etc. Through Participants
     If the Series C Preferred Shares are held through the Book Entry System then the beneficial owner thereof shall provide instructions with respect to Series C Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series C Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series C Preferred Shares will be made only through the Book-Entry System. Beneficial owners of Series C Preferred Shares will not have the right to receive share certificates representing their ownership of the Series C Preferred Shares.
     14.2 Depository is Registered Holder
     For the purposes of these Series C Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series C Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series C Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series C Preferred Shares, including payments of Series C Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series D Preferred Shares and certificates for those shares on the conversion into Series D Preferred Shares.
     14.3 Depository Ceasing to Be Registered Holder
     If (i) required by applicable law, (ii) the Book-Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series C Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the

Corporation, at its option, decides to terminate the registration of the Series C Preferred Shares through the Book-Entry System, then certificates representing the Series C Preferred Shares will be made available.
Fairfax Financial Holdings Limited (the “Corporation”)
Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Floating Rate Preferred Shares, Series D
     The sixth series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative Floating Rate Preferred Shares, Series D (the “Series D Preferred Shares’’) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:
1. Consideration for Issue
     The consideration for the issue of each Series D Preferred Share shall be $25.00 or its equivalent in property or past services.
2. Dividends
     2.1 Cumulative Preferential Dividends
     The holders of the Series D Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series D Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series D Dividends shall accrue on a daily basis.
     (a) During each Quarterly Floating Rate Period, Series D Dividends payable on the Series D Preferred Shares will be in an amount per share determined by multiplying the Floating Quarterly Dividend Rate applicable to such Quarterly Floating Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Quarterly Floating Rate Period.
     (b) In respect of each Quarterly Floating Rate Period, the Corporation will calculate on each Floating Rate Calculation Date the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period and will, on the Floating Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Floating Quarterly Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series D Preferred Shares.
     (c) If on any Dividend Payment Date, the Series D Dividends accrued to such date are not paid in full on all of the Series D Preferred Shares then outstanding, such Series D Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series D Dividends.
     (d) The Holders shall not be entitled to any dividends other than or in excess of the Series D Dividends.
     Series D Dividends shall (except in case of redemption or conversion in which case payment of Series D Dividends shall be made on surrender of the certificate representing the Series D Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series D Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series D Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.
     2.2 Dividend for Other than a Full Quarterly Floating Rate Period
     The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series D Dividends for any period which is less than a full Quarterly Floating Rate Period as follows. In respect of any period that is less than a full Quarterly Floating Rate Period, a dividend in an amount per Series D Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Floating Quarterly Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is the number of calendar days in the Quarterly Floating Rate Period in which such period falls.
3. Rights on Liquidation
     In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series D Preferred Share, together with all Series D Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series D Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.
4. Redemption at the Option of the Corporation
     The Corporation may not redeem any of the Series D Preferred Shares prior to December 31, 2014. Thereafter, the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, at any time without the consent of the Holders redeem all, or from time to time any part, of the then outstanding Series D Preferred Shares by the payment of an amount in cash for each Series D Preferred Share so redeemed equal to (i) in the case of redemptions on December 31, 2019 and on December 31 every five years thereafter (each a “Series D Conversion Date”), $25.00, or (ii) $25.50 in the case of redemptions on any date which is not a Series D Conversion Date after December 31, 2014, in each case including the Series D Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”).
     If less than all of the then outstanding Series D Preferred Shares are at any time to be redeemed, then the particular Series D Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series D Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine.
     The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series D Conversion Date of its intention to redeem such Series D Preferred Shares to each person who at the date of giving such notice is the Holder of Series D Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series D Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series D Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series D Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series D Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series D Preferred Shares called for redemption shall cease to be entitled to Series D Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series D Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.
5. Conversion of Series D Preferred Shares
     5.1 Conversion at the Option of the Holder
     (a) Holders of Series D Preferred Shares will have the right, at their option, on each Series D Conversion Date, to convert subject to the applicable law the terms and provisions hereof, all or any part of the then outstanding Series D Preferred Shares registered in their name into Series C Preferred Shares on the basis of one (1) Series C Preferred Share for each Series D Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series D Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series D Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series D Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series D Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series C Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation.
     (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series D Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series D Preferred Shares to convert such Series D Preferred Shares as herein provided will cease and terminate in that event.
     (c) Holders of Series D Preferred Shares shall not be entitled to convert their shares into Series C Preferred Shares on a Series D Conversion Date if the Corporation determines that there would remain outstanding on the Series D Conversion Date less than 1,000,000 Series C Preferred Shares after taking into account all Series D Preferred Shares tendered for conversion into Series C Preferred Shares and all Series C Preferred Shares tendered for conversion into Series D Preferred Shares. The Corporation will give written notice thereof all affected Holders of Series D Preferred Shares at least seven (7) days prior to the applicable Series D Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series D Conversion Date, at the expense of the Corporation, to such Holders of Series D Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series D Preferred Shares, new certificates representing the Series D Preferred Shares represented by any certificate or certificates surrendered as aforesaid.
     5.2 Automatic Conversion
     If the Corporation determines that there would remain outstanding on a Series D Conversion Date less than 1,000,000 Series D Preferred Shares after taking into account all Series D Preferred Shares tendered for conversion into Series C Preferred Shares and all Series C Preferred Shares tendered for conversion into Series D Preferred Shares, then, all but not part, of the remaining outstanding Series D Preferred Shares will automatically be converted into Series C Preferred Shares on the basis of one (1) Series C Preferred Shares for each Series D Preferred Share on the applicable Series D Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series D Preferred Shares at least seven (7) days prior to the Series D Conversion Date.
     5.3 Manner of Conversion
     (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series D Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series D Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series D Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series D Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series D Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation.
     (b) If the Corporation does not receive an Election Notice from a Holder of Series D Preferred Shares during the notice period therefor, then the Series D Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2).
     (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series D Preferred Shares into Series C Preferred Shares on the applicable Series D Conversion Date as provided for in Section 5.2, the Series D Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series D Conversion Date into Series C Preferred Shares and the Holders thereof will be deemed to be holders of Series C Preferred Shares at 5:00 p.m. (Toronto time) on the Series D Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series D Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series C Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3.
     (d) Subject to the provisions of Section 14, as promptly as practicable after the Series D Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series D Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series C Preferred Shares and the number of remaining Series D Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series D Conversion Date, so that the rights of the Holder of such Series D Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series C Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series C Preferred Shares at such time.
     (e) The Holder of any Series D Preferred Share on the record date for any Series D Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series C Preferred Shares after such record date and on or before the date of the payment of such dividend.
     (f) Subject to the provisions of Section 14, the issuance of certificates for the Series C Preferred Shares upon the conversion of Series D Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series C Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series C Preferred Shares are issued in respect of the issuance of such Series C Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series C Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid.
     5.4 Status of Converted Series D Preferred Shares
     All Series D Preferred Shares converted into Series C Preferred Shares on a Series D Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series D Conversion Date and available for issuance on the conversion of the Series C Preferred Shares.
     5.5 Right Not to Deliver Series D Preferred Shares
     On the exercise of the Conversion Privilege by a Holder of Series D Preferred Shares, the Corporation reserves the right not to deliver Series C Preferred Shares to any Ineligible Person.
6. Restrictions on Dividends and Retirement and Issue of Shares
     So long as any of the Series D Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:
     (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series D Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series D Preferred Shares;
     (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series D Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series D Preferred Shares;
     (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series D Preferred Shares then outstanding; or
     (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series D Preferred Shares;
unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Quarterly Floating Rate Period and on all other shares of the Corporation ranking prior to or on a parity with the Series D Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment.
7. Purchase for Cancellation
     Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series D Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.
8. Voting Rights
     The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series D Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend meeting of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series D Preferred Share held. No other voting rights shall attach to the Series D Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series D Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time).
     Except in respect of the issuance of Series C Preferred Shares as a result of the conversion of the Series D Preferred Shares in accordance with their terms or the issuance of Series D Preferred Shares as a result of the conversion of the Series C Preferred Shares in accordance with their terms, the Corporation will not, without the prior approval of the holders of the Series D Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series D Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series D Preferred Shares if all dividends (whether or not declared) then payable on the Series D Preferred Shares shall have been paid or set apart for payment.
9. Modifications
     The provisions attaching to the Series D Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10.
10. Approval of Holders of Series D Preferred Shares
     10.1 Approval
     Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series D Preferred Shares or passed by the affirmative vote of at least 66 ⅔% of the votes cast by the Holders of Series D Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series D Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series D Preferred Shares are not present or represented by proxy within one half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series D Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series D Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series D Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series D Preferred Share held.
     10.2 Formalities, etc.
     The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series D Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series D Preferred Share held.
11. Tax Election
     The Corporation shall elect, in the manner and within the time provided under section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series D Preferred Shares will be required to pay tax under section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series D Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the Tax Act.
12.	Notices
     (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series D Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:
          (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and
          (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate.
     (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.
     (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series D Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address.
13. Interpretation
     13.1 Definitions
     For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:
     “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 3.15%.
     “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields.
     “Board of Directors” means the board of directors of the Corporation.

     “Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.
     “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario.
     “Conversion Privilege” has the meaning attributed to it in Section 5.1(a).
     “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation.
     “Dividend Payment Date” in respect of the dividends payable on the Series D Preferred Shares means the last Business Day of each Quarterly Floating Rate Period in each year.
     “Election Notice” has the meaning attributed to it in Section 5.3(a).
     “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.
     “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 3.15% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365).
     “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.
     “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.
     “Holder” has the meaning attributed to it in Section 2.1.
     “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series D Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series D Preferred Shares or Series C Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction.
     “Quarterly Commencement Date” means the last business day of each of March, June, September and December in each year.
     “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on December 31, 2014 and ending on and including March 31, 2015, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date.
     “Redemption Price” has the meaning attributed to it in Section 4.
     “Series C Preferred Shares” means the Cumulative 5-Year Rate Reset Preferred Shares, Series C of the Corporation
     “Series D Conversion Date” has the meaning attributed to it in Section 4.
     “Series D Dividends” has the meaning attributed to it in Section 2.1.

     “Series D Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series D Preferred Shares Provisions.
     “Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on January 1, 2015 and ending on and including December 31, 2019 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including December 31st in the fifth year thereafter.
     “Tax Act” means the Income Tax Act (Canada).
     “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.
     “Transfer Agent” means CIBC Mellon Trust Corporation, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series D Preferred Shares.
     13.2 Interpretation of terms
     In the provisions herein contained attaching to the Series D Preferred Shares:
     (a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series D Dividends (whether or not declared) for any completed Quarterly Floating Rate Period; and (ii) a cash amount calculated as though Series D Dividends had been accruing on a day to day basis from and including the date on which the last quarterly dividend was payable up to and including the date to which the computation of accrued dividends is to be made;
     (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;
     (c) in the event that any date on which any Series D Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day;
     (d) in the event of the non-receipt of a cheque by a Holder of Series D Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;
     (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series D Preferred Shares under these Series D Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment;
     (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;
     (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and
     (h) all references herein to a Holder of Series D Preferred Shares shall be interpreted as referring to a registered Holder of the Series D Preferred Shares.

14. Book-Entry Only System
     14.1 Transfers etc. Through Participants
     If the Series D Preferred Shares are held through the Book Entry System then the beneficial owner thereof shall provide instructions with respect to Series D Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series D Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series D Preferred Shares will be made only through the Book-Entry System. Beneficial owners of Series D Preferred Shares will not have the right to receive share certificates representing their ownership of the Series D Preferred Shares.
     14.2 Depository is Registered Holder
     For the purposes of these Series D Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series D Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series D Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series D Preferred Shares, including payments of Series D Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series C Preferred Shares and certificates for those shares on the conversion into Series C Preferred Shares.
     14.3 Depository Ceasing to Be Registered Holder
     If (i) required by applicable law, (ii) the Book-Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series D Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series D Preferred Shares through the Book-Entry System, then certificates representing the Series D Preferred Shares will be made available.

Date	Name — Nom	Signature	Capacity of — en qualité
2009-09-29	PAUL RIVETT		AUTHORIZED OFFICER

Industry Canada Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

FAIRFAX FINANCIAL HOLDINGS LIMITED			013005-2

Name of corporation-Dénomination de la société			Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☑	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☐	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

January 25, 2010 / le 25 janvier 2010
Richard G. Shaw
Director — Directeur			Date of Amendment — Date de modification

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ÉLECTRONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
		(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)
Processing Type — Mode de traitement: E-Commerce/Commerce-É
1.	Name of Corporation — Dénomination de la société

FAIRFAX FINANCIAL HOLDINGS LIMITED

2.	Corporation No. — N° de la société

013005-2

3.	The articles of the above-named corporation are amended as follows:

Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:
1. to create a new series of Preferred Shares, to be designated Cumulative 5-Year Rate Reset Preferred Shares, Series E, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A.
2. to create a new series of Preferred Shares, to be designated Cumulative Floating Rate Preferred Shares, Series F, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A.
Schedule A
Fairfax Financial Holdings Limited (the “Corporation”)
Number and Designation of and Rights, Privileges, Restrictions and Conditions
Attaching to the Cumulative 5-Year Rate Reset Preferred Shares, Series E
The seventh series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative 5-Year Rate Reset Preferred Shares, Series E (the “Series E Preferred Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:
1. Consideration for Issue
     The consideration for the issue of each Series E Preferred Share shall be $25.00 or its equivalent in property or past services.
2. Dividends
     2.1 Cumulative Preferential Dividends
The holders of the Series E Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series E Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series E Dividends shall accrue on a daily basis .
     (a) During the Initial Fixed Rate Period, the Series E Dividends will be payable quarterly on the last Business Day of March, June, September and December of each year (each, a “Dividend Payment Date”) at the Initial Fixed Dividend Rate. The first Series E Dividend will be payable, if declared, on March 31, 2010 and shall be an amount in cash equal to $0.18870 per Series E Preferred Share. On each Dividend Payment Date during the Initial Fixed Rate Period (other than March 31, 2010), the Series E Dividend will be equal to during the Initial Fixed Rate Period (other than March 31, 2010), the Series E Dividend will be equal to

$0.296875 per share.
     (b) During each Subsequent Fixed Rate Period, Series E Dividends payable on the Series E Preferred Shares will be in an annual amount per share determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Subsequent Fixed Rate Period.
     (c) In respect of each Subsequent Fixed Rate Period, the Corporation will calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and will, on the Fixed Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Annual Fixed Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series E Preferred Shares.
     (d) If on any Dividend Payment Date, the Series E Dividends accrued to such date are not paid in full on all of the Series E Preferred Shares then outstanding, such Series E Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series E Dividends.
     (e) The Holders shall not be entitled to any dividends other than or in excess of the Series E Dividends.
     Series E Dividends shall (except in case of redemption or conversion in which case payment of Series E Dividends shall be made on surrender of the certificate representing the Series E Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series E Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series E Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.
     2.2 Dividend for Other than a Full Dividend Period
     The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series E Dividends for any period which is less than a full Dividend Period as follows. In respect of any period other than the initial Dividend Period that is less than a full Dividend Period, a dividend in an amount per Series E Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Annual Fixed Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is 365.
3. Rights on Liquidation
     In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series E Preferred Share, together with all Series E Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series E Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.
4. Redemption at the Option of the Corporation
     The Corporation may not redeem any of the Series E Preferred Shares prior to March 31, 2015. On March 31, 2015 and on March 31 every five years thereafter (each, a “Series E Conversion Date”), the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, without the consent of the Holders redeem all, or any part, of the then outstanding Series E Preferred Shares by the payment of an amount in cash for each Series E Preferred Share so redeemed equal to $25.00 per Series E Preferred Share, together with the Series E Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”).
     If less than all of the then outstanding Series E Preferred Shares are at any time to be redeemed, then the particular Series E Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series E Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine.
     The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series E Conversion Date of its intention to redeem such Series E Preferred Shares to each person who at the date of giving such notice is the Holder of Series E Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series E Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series E Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series E Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series E Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series E Preferred Shares called for redemption shall cease to be entitled to Series E Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series E Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

5. Conversion of Series E Preferred Shares
     5.1 Conversion at the Option of the Holder
     (a) Holders of Series E Preferred Shares will have the right, at their option, on each Series E Conversion Date, to convert, subject to the applicable law, and the terms and provisions hereof, all or any part of the then outstanding Series E Preferred Shares registered in their name into Series F Preferred Shares on the basis of one (1) Series F Preferred Share for each Series E Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series E Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series E Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series E Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series F Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series E Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation.
     (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series E Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series E Preferred Shares to convert such Series E Preferred Shares as herein provided will cease and terminate in that event.
     (c) Holders of Series E Preferred Shares shall not be entitled to convert their shares into Series F Preferred Shares on a Series E Conversion Date if the Corporation determines that there would remain outstanding on the Series E Conversion Date less than 1,000,000 Series F Preferred Shares after taking into account all Series E Preferred Shares tendered for conversion into Series F Preferred Shares and all Series F Preferred Shares tendered for conversion into Series E Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series E Preferred Shares at least seven (7) days prior to the applicable Series E Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series E Conversion Date, at the expense of the Corporation, to such Holders of Series E Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series E Preferred Shares, new certificates representing the Series E Preferred Shares represented by any certificate or certificates surrendered as aforesaid.
     5.2 Automatic Conversion
     If the Corporation determines that there would remain outstanding on a Series E Conversion Date less than 1,000,000 Series E Preferred Shares after taking into account all Series E Preferred Shares tendered for conversion into Series F Preferred Shares and all Series F Preferred Shares tendered for conversion into Series E Preferred Shares, then, all, but not part, of the remaining outstanding Series E Preferred Shares will automatically be converted into Series F Preferred Shares on the basis of one (1) Series F Preferred Shares for each Series E Preferred Share on the applicable Series E Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series E Preferred Shares at least seven (7) days prior to the Series E Conversion Date.
     5.3 Manner of Conversion
     (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series E Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series E Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series E Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series E Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series E Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation.
     (b) If the Corporation does not receive an Election Notice from a Holder of Series E Preferred Shares during the notice period therefor, then the Series E Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2).
     (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series E Preferred Shares into Series F Preferred Shares on the applicable Series E Conversion Date as provided for in Section 5.2, the Series E Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series E Conversion Date into Series F Preferred Shares and the Holders thereof will be deemed to be holders of Series F Preferred Shares at 5:00 p.m. (Toronto time) on the Series E Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series E Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series F Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3.
     (d) Subject to the provisions of Section 14, as promptly as practicable after the Series E Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series E Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series F Preferred Shares and the number of remaining Series E Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series E Conversion Date, so that the rights of the Holder of such Series E Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series F Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series F Preferred Shares at such time.
     (e) The Holder of any Series E Preferred Share on the record date for any Series E Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series F Preferred Shares after such record date and on or before the date of the payment of such dividend.
     (f) Subject to the provisions of Section 14, the issuance of certificates for the Series F Preferred Shares upon the conversion of Series E Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series F Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series F Preferred Shares are issued in respect of the issuance of such Series F Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series F Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid.
     5.4 Status of Converted Series E Preferred Shares
     All Series E Preferred Shares converted into Series F Preferred Shares on a Series E Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series E Conversion Date and available for issuance on the conversion of the Series F Preferred Shares.
     5.5 Right Not to Deliver Series E Preferred Shares
     On the exercise of the Conversion Privilege by a Holder of Series E Preferred Shares, the Corporation reserves the right not to deliver Series F Preferred Shares to any Ineligible Person.
6. Restrictions on Dividends and Retirement and Issue of Shares
     So long as any of the Series E Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:
     (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series E Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series E Preferred Shares;
     (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series E Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series E Preferred Shares;
     (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series E Preferred Shares then outstanding; or
     (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series E Preferred Shares;
unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Dividend Period and on all other shares of the Corporation ranking prior to or on a parity with the Series E Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment.
7. Purchase for Cancellation
     Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series E Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.
8. Voting Rights
The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series E Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend, meetings of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series E Preferred Share held. No other voting rights shall attach to the Series E Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series E Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time).
     Except in respect of the issuance of shares as a result of the conversion of the Series E Preferred Shares or other shares ranking prior to or on a parity with the Series E Preferred Shares in accordance with their terms or the issuance of Series E Preferred Shares as a result of the conversion of the Series F Preferred Shares in accordance with their terms, so long as any Series E Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series E Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series E Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series E Preferred Shares if all dividends (whether or not declared) then payable on the Series E Preferred Shares shall have been paid or set apart for payment.
9. Modifications
     The provisions attaching to the Series E Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10.
10. Approval of Holders of Series E Preferred Shares
     10.1 Approval
     Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series E Preferred Shares or passed by the affirmative vote of at least 66 ⅔% of the votes cast by the Holders of Series E Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series E Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series E Preferred Shares are not present or represented by proxy within one half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series E Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series E Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series E Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series E Preferred Share held.
     10.2 Formalities, etc.
     The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series E Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series E Preferred Share held.
11. Tax Election
     The Corporation shall elect, in the manner and within the time provided under Section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series E Preferred Shares will be required to pay tax under Section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series E Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under Section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of Section 191.3 of the Tax Act.
12. Notices
     (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series E Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:
          (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and
          (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate.
     (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.
     (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series E Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address.
13. Interpretation
     13.1 Definitions
For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:
     “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.16%.
     “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields.
     “Board of Directors” means the board of directors of the Corporation.
     “Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.
     “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario.
     “Conversion Privilege” has the meaning attributed to it in Section 5.1(a).
     “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation.
     “Dividend Payment Date” has the meaning attributed to it in Section 2.1(a).
     “Dividend Period” means the period from and including the Issue Date up to and including March 31, 2010 and, thereafter, the period from and including the date immediately following a Dividend Payment Date up to and including the next succeeding Dividend Payment Date.
     “Election Notice” has the meaning attributed to it in Section 5.3(a).
     “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.
     “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.16% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365).
     “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.
     “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.
     “Holder” has the meaning attributed to it in Section 2.1.
     “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series E Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series E Preferred Shares or Series F Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction.
     “Initial Fixed Dividend Rate” means 4.75% per annum.
     “Initial Fixed Rate Period” means the period commencing on the Issue Date and ending on and including March 31, 2015.
     “Issue Date” means the date on which Series E Preferred Shares are first issued.
     “Quarterly Commencement Date” means the last business day of each of March, June, September and December in each year.
     “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on April 1, 2015 and ending on and including June 29, 2015, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date.
     “Redemption Price” has the meaning attributed to it in Section 4.
     “Series E Conversion Date” has the meaning attributed to it in Section 4.
     “Series E Dividends” has the meaning attributed to it in Section 2.1.
     “Series E Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series E Preferred Shares Provisions.
     “Series F Preferred Shares” means the Cumulative Floating Rate Preferred Shares, Series F of the Corporation.
     “Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on April 1, 2015 and ending on and including March 31, 2020 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including March 31st in the fifth year thereafter.
     “Tax Act” means the Income Tax Act (Canada).
     “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.
     “Transfer Agent” means CIBC Mellon Trust Corporation, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series E Preferred Shares.

     13.2 Interpretation of terms
     In the provisions herein contained attaching to the Series E Preferred Shares:
     (a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series E Dividends (whether or not declared) for any completed Dividend Period; and (ii) a cash amount calculated as though Series E Dividends had been accruing on a day to day basis from and including the date on which the last quarterly dividend was payable up to and including the date to which the computation of accrued dividends is to be made;
     (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;
     (c) in the event that any date on which any Series E Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day;
     (d) in the event of the non-receipt of a cheque by a Holder of Series E Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;
     (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series E Preferred Shares under these Series E Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment;
     (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;
     (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and
     (h) all references herein to a Holder of Series E Preferred Shares shall be interpreted as referring to a registered Holder of the Series E Preferred Shares.
14. Book-Entry Only System
     14.1 Transfers etc. Through Participants
     If the Series E Preferred Shares are held through the Book Entry System then the beneficial owner thereof shall provide instructions with respect to Series E Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series E Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series E Preferred Shares will be made only through the Book—Entry System. Beneficial owners of Series E Preferred Shares will not have the right to receive share certificates representing their ownership of the Series E Preferred Shares.
     14.2 Depository is Registered Holder
     For the purposes of these Series E Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series E Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series E Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series E Preferred Shares, including payments of Series E Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series F Preferred Shares and certificates for those shares on the conversion into Series F Preferred Shares.
     14.3 Depository Ceasing to Be Registered Holder
     If (i) required by applicable law, (ii) the Book—Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series E Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series E Preferred Shares through the

Book-Entry System, then certificates representing the Series E Preferred Shares will be made available.
Fairfax Financial Holdings Limited (the “Corporation”)
Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Floating Rate Preferred Shares, Series F
     The eighth series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative Floating Rate Preferred Shares, Series F (the “Series F Preferred Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:
1. Consideration for Issue
     The consideration for the issue of each Series F Preferred Share shall be $25.00 or its equivalent in property or past services.
2. Dividends
     2.1 Cumulative Preferential Dividends
     The holders of the Series F Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series F Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series F Dividends shall accrue on a daily basis.
     (a) During each Quarterly Floating Rate Period, Series F Dividends payable on the Series F Preferred Shares will be in an amount per share determined by multiplying the Floating Quarterly Dividend Rate applicable to such Quarterly Floating Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Quarterly Floating Rate Period.
     (b) In respect of each Quarterly Floating Rate Period, the Corporation will calculate on each Floating Rate Calculation Date the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period and will, on the Floating Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Floating Quarterly Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series F Preferred Shares.
     (c) If on any Dividend Payment Date, the Series F Dividends accrued to such date are not paid in full on all of the Series F Preferred Shares then outstanding, such Series F Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series F Dividends.
     (d) The Holders shall not be entitled to any dividends other than or in excess of the Series F Dividends.
     Series F Dividends shall (except in case of redemption or conversion in which case payment of Series F Dividends shall be made on surrender of the certificate representing the Series F Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series F Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series F Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.
     2.2 Dividend for Other than a Full Quarterly Floating Rate Period
     The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series F Dividends for any period which is less than a full Quarterly Floating Rate Period as follows. In respect of any period that is less than a full Quarterly Floating Rate Period, a dividend in an amount per Series F Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Floating Quarterly Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is the number of calendar days in the Quarterly Floating Rate Period in which such period falls.
3. Rights on Liquidation
     In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series F Preferred Share, together with all Series F Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series F Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.
4. Redemption at the Option of the Corporation
     The Corporation may not redeem any of the Series F Preferred Shares prior to March 31, 2015. Thereafter, the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, at any time without the consent of the Holders redeem all, or from time to time any part, of the then outstanding Series F Preferred Shares by the payment of an amount in cash for each Series F Preferred Share so redeemed equal to (i) in the case of redemptions on March 31, 2020 and on March 31 every five years thereafter (each a “Series F Conversion Date”), $25.00, or (ii) $25.50 in the case of redemptions on any date which is not a Series F Conversion Date after March 31, 2015, in each case including the Series F Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”).
     If less than all of the then outstanding Series F Preferred Shares are at any time to be redeemed, then the particular Series F Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series F Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine.
     The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series F Conversion Date of its intention to redeem such Series F Preferred Shares to each person who at the date of giving such notice is the Holder of Series F Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series F Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series F Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series F Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series F Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series F Preferred Shares called for redemption shall cease to be entitled to Series F Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series F Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.
5. Conversion of Series F Preferred Shares
     5.1 Conversion at the Option of the Holder
     (a) Holders of Series F Preferred Shares will have the right, at their option, on each Series F Conversion Date, to convert, subject to the applicable law the terms and provisions hereof, all or any part of the then outstanding Series F Preferred Shares registered in their name into Series E Preferred Shares on the basis of one (1) Series E Preferred Share for each Series F Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series F Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series F Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series F Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series F Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series E Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation.
     (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series F Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series F Preferred Shares to convert such Series F Preferred Shares as herein provided will cease and terminate in that event.
     (c) Holders of Series F Preferred Shares shall not be entitled to convert their shares into Series E Preferred Shares on a Series F Conversion Date if the Corporation determines that there would remain outstanding on the Series F Conversion Date less than 1,000,000 Series E Preferred Shares after taking into account all Series F Preferred Shares tendered for conversion into Series E Preferred Shares and all Series E Preferred Shares tendered for conversion into Series F Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series F Preferred Shares at least seven (7) days prior to the applicable Series F Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series F Conversion Date, at the expense of the Corporation, to such Holders of Series F Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series F Preferred Shares, new certificates representing the Series F Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

     5.2 Automatic Conversion
     If the Corporation determines that there would remain outstanding on a Series F Conversion Date less than 1,000,000 Series F Preferred Shares after taking into account all Series F Preferred Shares tendered for conversion into Series E Preferred Shares and all Series E Preferred Shares tendered for conversion into Series F Preferred Shares, then, all, but not part, of the remaining outstanding Series F Preferred Shares will automatically be converted into Series E Preferred Shares on the basis of one (1) Series E Preferred Shares for each Series F Preferred Share on the applicable Series F Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series F Preferred Shares at least seven (7) days prior to the Series F Conversion Date.
     5.3 Manner of Conversion
     (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series F Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series F Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series F Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series F Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series F Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation.
     (b) If the Corporation does not receive an Election Notice from a Holder of Series F Preferred Shares during the notice period therefor, then the Series F Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2).
     (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series F Preferred Shares into Series E Preferred Shares on the applicable Series F Conversion Date as provided for in Section 5.2, the Series F Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series F Conversion Date into Series E Preferred Shares and the Holders thereof will be deemed to be holders of Series E Preferred Shares at 5:00 p.m. (Toronto time) on the Series F Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series F Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series E Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3.
     (d) Subject to the provisions of Section 14, as promptly as practicable after the Series F Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series F Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series E Preferred Shares and the number of remaining Series F Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series F Conversion Date, so that the rights of the Holder of such Series F Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series E Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series E Preferred Shares at such time.
     (e) The Holder of any Series F Preferred Share on the record date for any Series F Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series E Preferred Shares after such record date and on or before the date of the payment of such dividend.
     (f) Subject to the provisions of Section 14, the issuance of certificates for the Series E Preferred Shares upon the conversion of Series F Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series E Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series E Preferred Shares are issued in respect of the issuance of such Series E Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series E Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid.
     5.4 Status of Converted Series F Preferred Shares
     All Series F Preferred Shares converted into Series E Preferred Shares on a Series F Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series F Conversion Date and available for issuance on the conversion of the Series E Preferred Shares.
     5.5 Right Not to Deliver Series F Preferred Shares
     On the exercise of the Conversion Privilege by a Holder of Series F Preferred Shares, the Corporation reserves the right not to deliver Series E Preferred Shares to any Ineligible Person.
6. Restrictions on Dividends and Retirement and Issue of Shares
     So long as any of the Series F Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:
     (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series F Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series F Preferred Shares;
     (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series F Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of cap ital in respect of any shares of the Corporation ranking as to capital junior to the Series F Preferred Shares;
     (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series F Preferred Shares then outstanding; or
     (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series F Preferred Shares;
unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Quarterly Floating Rate Period and on all other shares of the Corporation ranking prior to or on a parity with the Series F Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment.
7. Purchase for Cancellation
     Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series F Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.
8. Voting Rights
     The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series F Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend meeting of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series F Preferred Share held. No other voting rights shall attach to the Series F Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series F Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time).
Except in respect of the issuance of shares as a result of the conversion of the Series F Preferred Shares or other shares ranking prior to or on a parity with the Series F Preferred Shares in accordance with their terms or the issuance of Series F Preferred Shares as a result of the conversion of the Series E Preferred Shares in accordance with their terms, so long as any Series F Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series F Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series F Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series F Preferred Shares if all dividends (whether or not declared) then payable on the Series F Preferred Shares shall have been paid or set apart for payment.
9. Modifications
     The provisions attaching to the Series F Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10.
10. Approval of Holders of Series F Preferred Shares
     10.1 Approval
     Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series F Preferred Shares or passed by the affirmative vote of at least 66 ⅔% of the votes cast by the Holders of Series F Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series F Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series F Preferred Shares are not present or represented by proxy within one half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series F Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series F Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series F Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series F Preferred Share held.
     10.2 Formalities, etc.
     The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series F Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series F Preferred Share held.
11. Tax Election
     The Corporation shall elect, in the manner and within the time provided under section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series F Preferred Shares will be required to pay tax under section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series F Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the Tax Act.

12. Notices
     (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series F Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:
          (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and
          (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate.
     (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.
     (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series F Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address.
13. Interpretation
     13.1 Definitions
     For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:
     “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.16%.
     “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields.
     “Board of Directors” means the board of directors of the Corporation.
     “Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

     “Business Day” means a day other than a Saturday, a Sun day or any other day that is treated as a holiday in the province of Ontario.
     “Conversion Privilege” has the meaning attributed to it in Section 5.1(a).
     “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation.
     “Dividend Payment Date” in respect of the dividends payable on the Series F Preferred Shares means the last Business Day of each Quarterly Floating Rate Period in each year.
     “Election Notice” has the meaning attributed to it in Section 5.3(a).
     “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.
     “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.16% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365).
     “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.
     “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation , as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.
     “Holder” has the meaning attributed to it in Section 2.1.
     “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series F Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series F Preferred Shares or Series E Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction.
     “Quarterly Commencement Date” means the last business day of each of March, June, September and December in each year.
     “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on April 1, 2015 and ending on and including June 29, 2015, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date.
     “Redemption Price” has the meaning attributed to it in Section 4.
     “Series E Preferred Shares” means the Cumulative 5-Year Rate Reset Preferred Shares, Series E of the Corporation
     “Series F Conversion Date” has the meaning attributed to it in Section 4.
     “Series F Dividends” has the meaning attributed to it in Section 2.1.
     “Series F Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series F Preferred Shares Provisions.

     “Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on April 1, 2015 and ending on and including March 31, 2020 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including March 31st in the fifth year thereafter.
     “Tax Act” means the Income Tax Act (Canada).
     “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.
     “Transfer Agent” means CIBC Mellon Trust Corporation, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series F Preferred Shares.
     13.2 Interpretation of terms
     In the provisions herein contained attaching to the Series F Preferred Shares:
     (a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series F Dividends (whether or not declared) for any completed Quarterly Floating Rate Period; and (ii) a cash amount calculated as though Series F Dividends had been accruing on a day to day basis from and including the date on which the last quarterly dividend was payable up to and including the date to which the computation of accrued dividends is to be made;
     (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;
     (c) in the event that any date on which any Series F Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day;
     (d) in the event of the non-receipt of a cheque by a Holder of Series F Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;
     (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series F Preferred Shares under these Series F Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment;
     (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;
     (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and
     (h) all references herein to a Holder of Series F Preferred Shares shall be interpreted as referring to a registered Holder of the Series F Preferred Shares.
14. Book-Entry Only System
     14.1 Transfers etc. Through Participants
     If the Series F Preferred Shares are held through the Book Entry System then the beneficial owner thereof shall provide instructions with respect to Series F Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series F Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series F Preferred Shares will be made only through the Book—Entry System. Beneficial owners of Series F Preferred Shares will not have the right to receive share certificates representing their ownership of the Series F Preferred Shares.
     14.2 Depository is Registered Holder
For the purposes of these Series F Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series F Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series F Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series F Preferred Shares, including payments of Series F Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series E Preferred Shares and certificates for those shares on the conversion into Series E Preferred Shares.
     14.3 Depository Ceasing to Be Registered Holder
     If (i) required by applicable law, (ii) the Book—Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series F Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series F Preferred Shares through the Book—Entry System, then certificates representing the Series F Preferred Shares will be made available.

Date	Name — Nom	Signature	Capacity of — en quality
2010-01-25	GREG TAYLOR		AUTHORIZED OFFICER